Exhibit 4.1.3
     This security and the Warrant Shares to be issued upon its exercise have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. Neither this security, the Warrant Shares to be issued upon its exercise nor any interest or participation herein may be reoffered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of in the absence of such registration unless such transaction is exempt from, or not subject to, such registration.
     The Holder of this security and the Warrant Shares to be issued upon its exercise, by its acceptance hereof,
     (1) represents that (a) it is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (b) it is a non-U.S. person and is acquiring this security and the Warrant Shares to be issued upon its exercise in an offshore transaction within the meaning of Regulation S under the Securities Act or (c) it is an institutional “accredited investor” within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act, and
     (2) agrees not to offer, sell or otherwise transfer this security or the Warrant Shares to be issued upon its exercise or any interest or participation herein, prior to the date (the “Resale Restriction Termination Date”) which is two years after the later of the original issue date hereof and the last date on which the Issuer or any affiliate of the Issuer was the owner of this security and the Warrant Shares to be issued upon its exercise (or any predecessor of this security) except (a) to the Issuer or any Subsidiary thereof, (b) for so long as the securities are eligible for resale pursuant to Rule 144A under the Securities Act, to a person it reasonably believes is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act that purchases for its own account or for the account of a qualified institutional buyer, to which notice is given that the transfer is being made in reliance on Rule 144A or (c) pursuant to another available exemption from the registration requirements of the Securities Act, subject to the Issuer’s and the Warrant Agent’s, or the Transfer Agent’s, as applicable right prior to any such offer, sale or transfer pursuant to this clause (c) to require the delivery of an opinion of counsel, certification and/or other information reasonably satisfactory to each of them. In each of the foregoing cases, a certificate of transfer in the form appearing on the other side of this security shall be completed and delivered by the transferor to the Warrant Agent or Transfer Agent.
     This legend will be removed upon the request of the Holder after the Resale Restriction Termination Date.
     The holder of this security and the Warrant Shares to be issued upon its exercise, by its acceptance hereof, agrees not to engage in any hedging transaction unless in compliance with the Securities Act. The holder of this security and the Warrant Shares to be issued upon its exercise, by its acceptance hereof agrees that it will deliver to each person to whom this security or any interest herein is transferred a notice substantially to the effect of these legends.

IDLEAIRE TECHNOLOGIES CORPORATION
WARRANT CERTIFICATE

CUSIP No. 45169F 12 4
No. W-1	53,333 Warrants
     This Warrant Certificate certifies that Jefferies & Company, Inc., or its registered assigns, is the registered holder of 53,333 Warrants expiring December 15, 2015 (the “Warrants”) to purchase shares of common stock, par value $0.001 (the “Common Stock”) of IdleAire Technologies Corporation, a Delaware corporation (the “Company”). Each Warrant entitles the registered holder upon exercise at any time from 9:00 a.m. New York City time on the Separation Date referred to below until 5:00 p.m. New York City Time on December 15, 2015 to receive from the Company 126.1903 fully paid and nonassessable shares of Common Stock (the “Warrant Shares”) at the initial exercise price (the “Exercise Price”) of $0.01 per share, payable upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent (as hereinafter defined), but only subject to the conditions set forth herein and in the Warrant Agreement (as hereinafter defined) referred to on the reverse hereof. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.
     No Warrant may be exercised after 5:00 p.m., New York City Time on December 15, 2015. To the extent not exercised by such time, any such Warrant shall become void.
     Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.
     This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.
     This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to principles of conflicts of laws.
* * * * * * * * *

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed below.

DATED: December 30, 2005

IDLEAIRE TECHNOLOGIES CORPORATION

	By:	/s/ Michael C. Crabtree
Name: Michael C. Crabtree
Title: Chief Executive Officer

Countersigned:

WELLS FARGO BANK, NATIONAL ASSOCIATION as Warrant Agent

By:	/s/ Lynn M. Steiner
Authorized Signatory

[Reverse of Warrant Certificate]
     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring at 5:00 p.m. New York City time on December 15, 2015 entitling the holder on exercise to receive shares of Common Stock, and are issued or to be issued pursuant to a Warrant Agreement, dated as of December 30, 2005 (the “Warrant Agreement”), duly executed and delivered by the Company to Wells Fargo Bank, National Association, as the initial warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the registered holders or registered holder) of the Warrants. Capitalized terms used but not defined herein have the meaning ascribed to such terms in the Warrant Agreement. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.
     Warrants may be exercised at 9:00 a.m. New York City time on the Separation Date and at any time on or before 5:00 p.m. New York City time on December 15, 2015. In order to exercise all or any of the Warrants represented by this Warrant Certificate, the holder must deliver to the Warrant Agent at its corporate trust office set forth in Section 18 of the Warrant Agreement this Warrant Certificate and the form of election to purchase on the reverse hereof duly completed and signed, which signature shall be medallion guaranteed by an institution which is a member of a Securities Transfer Association recognized signature guarantee program, together with any other documents or certifications as may be required under the Warrant Agreement with respect to such exercise and upon payment to the Warrant Agent for the account of the Company of the Exercise Price, for the number of Warrant Shares in respect of which such Warrants are then exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.
     The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company shall pay the cash value thereof determined as provided in the Warrant Agreement.
     Subject to certain limitations, the Company has agreed to provide the holders certain “piggyback” registration rights if at any time after the date of the Warrant Agreement the Company proposes to file a registration statement with respect to an offering of its Common Stock.
     Warrant Certificates, when surrendered at the corporate trust office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

     Upon due presentation for registration of transfer of this Warrant Certificate at the corporate trust office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.
     Each holder, by its acceptance of this Warrant, agrees to be bound by the terms of the Warrant Agreement, and all such replacements thereof, and each holder hereby authorizes the Warrant Agent to bind the holders to the extent provided in the Warrant Agreement.
     The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

[Form of Election to Purchase]
(To Be Executed Upon Exercise Of Warrant)
     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive                      shares of Common Stock and herewith tenders payment for such shares to the order of IDLEAIRE TECHNOLOGIES CORPORATION, [cash] [Warrants] [Discount Notes] equal [in fair market value] [in principal amount] to $                     in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of                                         , whose address is                                          and that such shares be delivered to                                         , whose address is                                                             . If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of                                         , whose address is                                         , and that such Warrant Certificate be delivered to                                         , whose address is                                         .

Signature

Date:

Signature Guaranteed
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Warrant Agent, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“Stamp”) or such other “signature guarantee program” as may be determined by the Warrant Agent in addition to, or in substitution for, Stamp, all in accordance with the U.S. Securities Exchange Act of 1934, as amended.